EXHIBIT 5.1

Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607

July 26, 2013

Board of Directors
CorMedix Inc.
745 Route 202-206, Suite 303
Bridgewater, New Jersey 08807

Gentlemen:

We have acted as counsel to Cormedix Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of 454,546 shares (the “Preferred Shares”) of the Company’s Series B non-voting convertible preferred stock, $0.001 par value per share (the “Preferred Stock”), together with a warrant (the “Warrant”) to purchase up to 227,273 shares (the “Warrant Shares”) of the Company’s common stock $0.001 par value (the “Common Stock”), pursuant to the registration statement on Form S-3 (Registration Statement No. 333-185737), as filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), as declared effective by the Commission on January 10, 2013, together with the exhibits thereto and the documents incorporated by reference therein (the “Registration Statement”), and the related base prospectus which forms a part of and is included in the Registration Statement (the “Base Prospectus”) and the related prospectus supplement for the Shares to be filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).

The Preferred Shares are to be sold pursuant to a Securities Purchase Agreement, dated as of July 25, 2013 (the “Purchase Agreement”), by and between the Company and the purchaser named therein, a copy of which has been filed as an exhibit to the Company’s Current Report on Form 8-K filed on July 26, 2013.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Amended and Restated Certificate of Incorporation, as amended to date, the Company’s Bylaws, as currently in effect, the Purchase Agreement, and such instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Preferred Shares, when sold in accordance with the Purchase Agreement, the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, (ii) the common stock issuable upon the conversion of the Preferred Shares, when issued upon the conversion of the Preferred Shares in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation, as amended, and sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, (iii) provided that the Warrant has been duly executed and delivered by the Company and duly delivered to the purchaser thereof against payment therefor, then the Warrant, when issued and sold in accordance with the Purchase Agreement, the Registration Statement and the Prospectus, will be the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its term, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity) and implied covenants of good faith and fair dealings, and (iv) the common stock issuable upon the exercise of the Warrant, when issued upon the exercise of the Warrant and sold against payment therefor in accordance with the terms thereof and sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

This opinion is limited to the Delaware General Corporation Law, including the statutory provisions of the Delaware General Corporate Law and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

We hereby consent to the use of our name wherever it appears in the Registration Statement and the Prospectus, and in any amendment or supplement thereto, the filing of this opinion as an exhibit to a current report on Form 8-K of the Company and the incorporation by reference of this opinion in the Registration Statement.

In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Wyrick Robbins Yates & Ponton LLP